Exhibit 10.7

FORM OF PARENT SUPPORT AGREEMENT
This PARENT SUPPORT AGREEMENT (this “Agreement”) is executed as of June 12, 2019, by VERIZON COMMUNICATIONS INC., a Delaware corporation (the “Parent Support Provider”) in favor of Verizon ABS LLC, a Delaware limited liability company (the “Depositor”), Verizon Owner Trust 2019-B, a Delaware statutory trust (the “Issuer”) and U.S. Bank National Association, as Indenture Trustee under the Indenture (the “Indenture Trustee”) for the benefit of the Noteholders.  The Depositor, the Issuer and the Indenture Trustee are collectively referred to as the “Beneficiaries,” and each individually a “Beneficiary.”  Capitalized terms used but not defined in this Agreement are defined in Appendix A to the Transfer and Servicing Agreement, dated as of June 12, 2019, among the Issuer, the Depositor, and Cellco Partnership d/b/a Verizon Wireless (“Cellco”), as servicer (in such capacity, the “Servicer”), as marketing agent (in such capacity, the “Marketing Agent”) and as custodian (in such capacity, the “Custodian”).  Appendix A also contains usage rules that apply to this Agreement.  Appendix A is incorporated by reference into this Agreement.
PRELIMINARY STATEMENTS
A.      The various Originators party to the Originator Receivables Transfer Agreement from time to time (the “Originators”) and the Depositor are parties to that certain Originator Receivables Transfer Agreement, dated as of June 12, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Originator Receivables Transfer Agreement”), pursuant to which the Originators will transfer and absolutely assign to the Depositor a revolving pool of Receivables and related assets from time to time.
B.      Verizon DPPA Master Trust (the “Master Trust”), the Servicer, and the Depositor are parties to that certain Master Trust Receivables Transfer Agreement, dated as of June 12, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Master Trust Receivables Transfer Agreement”), pursuant to which the Master Trust will transfer and absolutely assign to the Depositor a revolving pool of Receivables and related assets from time to time.
C.      The Issuer, the Depositor, the Servicer, the Marketing Agent and the Custodian are parties to that certain Transfer and Servicing Agreement, dated as of June 12, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Transfer and Servicing Agreement”), pursuant to which the Depositor will transfer and absolutely assign to the Issuer a revolving pool of Receivables and related assets from time to time and under which each of the Servicer and the Marketing Agent will have certain obligations to the Issuer.
D.      Under the Originator Receivables Transfer Agreement, to the extent (i) an Originator breaches the Eligibility Representation with respect to one or more Receivables (it being understood and agreed that any inaccuracy in the Eligibility Representation will be deemed not to constitute a breach of the Eligibility Representation if such inaccuracy does not affect the ability of the Issuer to receive and retain payment in full on such Receivable on the terms and conditions and within the timeframe set forth in the underlying device payment plan agreement), (ii) such breach has a material adverse effect on the Issuer and (iii) such breach is not cured by the end of the applicable grace period set forth in Section 3.4(b) of the Originator Receivables

Transfer Agreement, such Originator that has breached the Eligibility Representation is required to reacquire all affected Receivables by remitting the Acquisition Amount for the related Receivables to the Collection Account, as set forth in Section 3.4(b) of the Originator Receivables Transfer Agreement (such reacquisition is referred to herein as the “Originator Reacquisition Obligation”).
E.      Under the Originator Receivables Transfer Agreement, if a Receivable transferred by an Originator becomes a Bankruptcy Surrendered Receivable, the related Originator is required to reacquire any such Receivable from the Issuer by remitting the Acquisition Amount for the related Bankruptcy Surrendered Receivables to the Collection Account, as set forth in Section 4.6 of the Originator Receivables Transfer Agreement (such reacquisition is referred to herein as the “Originator Bankruptcy Reacquisition Obligation”).
F.      Under the Master Trust Receivables Transfer Agreement, to the extent (i) the Servicer breaches the Eligibility Representation with respect to one or more Receivables (it being understood and agreed that any inaccuracy in the Eligibility Representation will be deemed not to constitute a breach of the Eligibility Representation if such inaccuracy does not affect the ability of the Issuer to receive and retain payment in full on such Receivable on the terms and conditions and within the timeframe set forth in the underlying device payment plan agreement), (ii) such breach has a material adverse effect on the Issuer and (iii) such breach is not cured by the end of the applicable grace period set forth in Section 3.4(b) of the Master Trust Receivables Transfer Agreement, the Servicer is required to acquire all affected Receivables by remitting the Acquisition Amount for the related Receivables to the Collection Account, as set forth in Section 3.4(b) of the Master Trust Receivables Transfer Agreement (such acquisition is referred to herein as the “Servicer Representation Obligation”).
G.      Under the Master Trust Receivables Transfer Agreement, if a Receivable transferred by the Master Trust becomes a Bankruptcy Surrendered Receivable, the Servicer is required to acquire any such Receivable from the Issuer by remitting the Acquisition Amount for the related Bankruptcy Surrendered Receivables to the Collection Account, as set forth in Section 4.7 of the Master Trust Receivables Transfer Agreement (such acquisition is referred to herein as the “Servicer Bankruptcy Acquisition Obligation”).
H.      Pursuant to the terms of the Transfer and Servicing Agreement, the Depositor will transfer and absolutely assign to the Issuer, among other things, (i) the Depositor’s rights to the Eligibility Representations made by each Originator under the Originator Receivables Transfer Agreement and by the Servicer under the Master Trust Receivables Transfer Agreement and (ii) the Depositor’s right to enforce each Originator’s Originator Reacquisition Obligation and the Servicer’s Servicer Representation Obligation.
I.      Under the Transfer and Servicing Agreement, the Servicer is required to deposit all Collections for any Collection Period into the Collection Account, as specified in Section 4.3(b) of the Transfer and Servicing Agreement (such deposit obligation is referred to herein as the “Servicer Deposit Obligation”)
J.      Under the Transfer and Servicing Agreement, to the extent that the Servicer breaches certain covenants made by it under Sections 3.2(b), 3.2(c) or 3.2(d) of the Transfer and

Servicing Agreement, the Servicer is required to acquire all affected Receivables from the Issuer by remitting the Acquisition Amount for the related Receivables to the Collection Account, as set forth in Section 3.3 of the Transfer and Servicing Agreement (such acquisition is referred to herein as the “Servicer Acquisition Obligation”).
K.      Under the Transfer and Servicing Agreement, the Marketing Agent is required, as set forth in Section 3.11(b) of the Transfer and Servicing Agreement, to remit, or cause the related Originators to remit, to the Collection Account the amounts set forth in Sections 4.3(g), 4.3(h) and 4.3(i) of the Transfer and Servicing Agreement, as applicable (such remittance obligation is referred to herein as the “Marketing Agent Remittance Obligation”).
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent Support Provider agrees as follows:
Section 1.      Undertaking.
(a)      For value received by it and its Affiliates, the Parent Support Provider hereby absolutely, unconditionally and irrevocably assures and undertakes for the benefit of each of the Beneficiaries the due and punctual remittance by any Originator, the Servicer (for as long as the Servicer is Cellco or an Affiliate of Cellco) and the Marketing Agent (for as long as the Marketing Agent is Cellco or an Affiliate of Cellco) (referred to collectively as the “Covered Entities” and each, a “Covered Entity”), as applicable, of (i) the Acquisition Amount by each Originator in respect of the Originator Reacquisition Obligation and the Originator Bankruptcy Reacquisition Obligation, (ii) the deposit of Collections by the Servicer (for as long as the Servicer is Cellco or an Affiliate of Cellco) in respect of the Servicer Deposit Obligation, (iii) the Acquisition Amount by the Servicer in respect of the Servicer Representation Obligation (or by Cellco, to the extent the Servicer is no longer Cellco), the Servicer Bankruptcy Acquisition Obligation (for as long as the Servicer is Cellco or an Affiliate of Cellco) and the Servicer Acquisition Obligation (for as long as the Servicer is Cellco or an Affiliate of Cellco) and (iv) the remittances or payments pursuant to Sections 4.3(g), 4.3(h) or 4.3(i) of the Transfer and Servicing Agreement, as applicable, by the Marketing Agent (for as long as the Marketing Agent is Cellco or an Affiliate of Cellco) or the related Originators in respect of the Marketing Agent Remittance Obligation (the amounts described in clauses (i), (ii), (iii) and (iv), collectively, the “Guaranteed Obligations”) irrespective of: (A) the validity, binding effect, subordination, disaffirmance, enforceability or amendment, restatement, modification or supplement of, or waiver of compliance with, this Agreement, the Transaction Documents or any documents related hereto or thereto, (B) any change in the existence, ownership (to the extent that as a result of such change in ownership such Covered Entity continues to be a subsidiary or Affiliate of Verizon) or formation of, or the bankruptcy or insolvency of, any Covered Entity, (C) any extension, renewal, settlement, compromise, exchange, waiver or release in respect of any Guaranteed Obligation (or any collateral security therefor, including the property sold, purchased, contributed (or purportedly sold, purchased or contributed) or otherwise pledged or transferred under any of the Transaction Documents) by any party to this Agreement, the Transaction Documents or any related documents, (D) the existence of any claim, set-off, counterclaim or other right that the Parent Support Provider or any other Person may have against any Covered Entity or any other Person, (E) any impossibility or impracticability of performance, illegality, force majeure, any act of any Governmental Authority or any other circumstance that might otherwise constitute a legal or equitable discharge or defense available to, or provide a discharge of, the Parent Support Provider, (F) any Law affecting any term of any of the Guaranteed Obligations or any Transaction Document, or rights of any Beneficiary with respect thereto or otherwise, (G) the failure by any Beneficiary to take any steps to perfect and maintain perfected its interest in, or the impairment of, any Receivable or (H) any failure to obtain any authorization or approval from or to notify or file with, any Governmental Authority that is required in connection with the performance of the Guaranteed Obligations or otherwise.
(b)      Without limiting the generality of the foregoing, the Parent Support Provider agrees that if any Covered Entity shall fail in any manner whatsoever to remit any amounts in connection with any of its respective Guaranteed Obligations when the same shall be required to be remitted under any applicable Transaction Document to which it is a party, including after the expiration of all applicable grace periods, then the Parent Support Provider will itself duly and punctually remit or cause to be remitted to the Collection Account any such Guaranteed Obligations after receipt by the Parent Support Provider of written notice from the Indenture Trustee that the applicable Covered Entity has failed to remit any required amounts under the applicable Transaction Documents.  It shall not be a condition to the accrual of the obligation of the Parent Support Provider hereunder to perform any Guaranteed Obligations that a Beneficiary or any other Person shall have first made any request of or demand upon or given any notice to the Parent Support Provider, any Covered Entity, or any other Person or have initiated any action or proceeding against the Parent Support Provider, any Covered Entity or any other Person in respect thereof, except for any such request, demand or notice required to be given hereunder or under any other Transaction Documents.  The Parent Support Provider hereby expressly waives diligence, presentment, demand, protest or notice (except as required hereunder or under any other Transaction Documents) of any kind whatsoever, as well as any requirement that the Beneficiaries (or any one of them) exhaust any right to take any action against any Covered Entity or any other Person (including the filing of any claims in the event of a receivership or bankruptcy of any of the foregoing), or with respect to any collateral or collateral security at any time securing any of the Guaranteed Obligations, and hereby consents to any and all extensions of time of the due performance of any or all of the Guaranteed Obligations.  The Parent Support Provider agrees that it shall not exercise or assert any right which it may acquire by way of subrogation under this Agreement unless and until all Guaranteed Obligations shall have been indefeasibly paid in full.  The Parent Support Provider also hereby expressly waives all other defenses it may have as a guarantor or a surety generally or otherwise based upon suretyship, impairment of collateral or otherwise in connection with the Guaranteed Obligations whether in equity or at law.  The Parent Support Provider agrees that its obligations hereunder shall be irrevocable and unconditional.
(c)      Notwithstanding anything set forth in this Agreement, the Parent Support Provider shall under no circumstances be obligated to undertake or perform any obligations of any Covered Entity other than those payment obligations expressly set forth in this Agreement  and shall not be deemed by virtue of any of its agreements hereunder to have guaranteed the repayment of the Receivables or the timely payment of interest on, the ultimate repayment of the principal of, or any other amounts due with respect to, the Notes under the Indenture.  For the sake of clarity, and without limiting the foregoing, it is expressly acknowledged and agreed that the Guaranteed Obligations do not include the payment or guaranty of any amounts to the extent such amounts constitute recourse with respect to a Receivable by reason of nonpayment by an Obligor.
Section 2.      Confirmation.  The Parent Support Provider hereby confirms that the transactions contemplated by the Transaction Documents have been arranged among the Covered Entities, the Beneficiaries, and the Owner Trustee, as applicable, with the Parent Support Provider’s full knowledge and consent and any amendment, restatement, modification or supplement of, or waiver of compliance with, the Transaction Documents in accordance with the terms thereof by any of the foregoing shall be deemed to be with the Parent Support Provider’s full knowledge and consent.  The Parent Support Provider hereby confirms (i) that on the date hereof (a) the Servicer and the Marketing Agent are its wholly owned indirect subsidiaries and (b) each of the Originators is a controlled Affiliate and (ii) that it is in the best interest of the Parent Support Provider to execute this Agreement, inasmuch as the Parent Support Provider (individually) and the Parent Support Provider and its Affiliates (collectively) will derive substantial direct and indirect benefit from the transactions contemplated by the Originator Receivables Transfer Agreement, the Master Trust Receivables Transfer Agreement, the Transfer and Servicing Agreement and the other Transaction Documents.  The Parent Support Provider agrees to notify the Beneficiaries in the event that (i) the Servicer or the Marketing Agent ceases to be a wholly owned indirect subsidiary of the Parent Support Provider or (ii) any of the Originators ceases to be a controlled Affiliate of the Parent Support Provider.
Section 3.      Representations and Warranties.  The Parent Support Provider hereby represents and warrants to each Beneficiary on and as of the date hereof and each Acquisition Date that:
(i)      Organization and Good Standing.  It is a validly existing corporation in good standing under the laws of the State of Delaware and has full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement.
(ii)     Due Qualification.  It is duly qualified to do business, is in good standing as a foreign entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the performance of this Agreement requires such qualification, licenses or approvals, except where the failure to so qualify or obtain licenses or approvals would not reasonably be expected to have a Material Adverse Effect.
(iii)   Power and Authority; Due Authorization.  It has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement.
(iv)   Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of the Parent Support Provider, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar Laws affecting creditors’ rights generally or by general principles of equity.

(v)    No Conflict.  The execution and delivery of this Agreement and the performance by the Parent Support Provider of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Parent Support Provider, will not (i) contravene the organizational documents of the Parent Support Provider, or (ii) conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Parent Support Provider is a party or by which it or its properties are bound, except where such conflict, violation or breach would not reasonably be expected to have a Material Adverse Effect.
(vi)    No Violation.  The execution and delivery of this Agreement by the Parent Support Provider, the performance by the Parent Support Provider of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Parent Support Provider will not violate any Law applicable to the Parent Support Provider, except where such violation would not reasonably be expected to have a Material Adverse Effect.
(vii)   No Proceedings.  There are no actions, suits, investigations or other proceedings pending, or to its knowledge threatened, against the Parent Support Provider or any of its properties, that if adversely determined (individually or in the aggregate), would reasonably be expected to have a Material Adverse Effect.
(viii)  Governmental Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by it of this Agreement or the transactions contemplated hereby.
(ix)   Compliance with Law.  It has complied with all applicable Law, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 4.      Covenants.  The Parent Support Provider covenants and agrees that, from the date hereof until all Guaranteed Obligations are indefeasibly paid in full, it shall observe and perform the following covenants:
(i)     Preservation of Corporate Existence.  It shall preserve and maintain its legal existence, rights, franchises, qualifications and privileges.
(ii)    Information and Assistance.  It shall also do all such things and execute all such documents as the Beneficiaries may reasonably consider necessary or desirable to give full effect to this Agreement and to perfect and preserve the rights and powers of any Beneficiary hereunder or with respect hereto.

Section 5.      Miscellaneous.
(a)      The Parent Support Provider agrees that any payments hereunder will comprise Available Funds and be distributed by the Issuer according to the priority of payments set forth in Section 8.2 of the Indenture.
(b)      Any payments hereunder shall be made in full in U.S. dollars without any set-off, deduction or counterclaim; and the Parent Support Provider’s obligations hereunder shall not be satisfied by any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of U.S. dollars required hereunder.
(c)      This Agreement and the payment obligations of the Parent Support Provider hereunder shall rank pari passu with any similar support agreements issued by the Parent Support Provider or any senior unsecured debt of the Parent Support Provider.
(d)      No amendment or waiver of any provision of this Agreement or consent to any departure by the Parent Support Provider therefrom shall be effective unless the same shall be in writing and signed by each Beneficiary and the Parent Support Provider.  No failure on the part of any Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right hereunder preclude any other or further exercise thereof or the exercise of any other right.
(e)      This Agreement shall bind and inure to the benefit of the parties hereto, the other Beneficiaries and their respective successors and permitted assigns.  The Parent Support Provider shall not assign, delegate or otherwise transfer any rights or obligations hereunder without the prior written consent of the Beneficiaries.  Each of the parties hereto agrees that each Beneficiary shall be a third party beneficiary of this Agreement.
(f)      THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF.
(g)      Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Agreement.  Each party irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding was brought in an inconvenient forum.
(h)      TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY MATTER ARISING THEREUNDER WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Section 6.      Termination of Agreement.  (a)  This Agreement and the Parent Support Provider’s obligations hereunder shall remain operative and continue in full force and effect until the later of (i) the date on which all the Notes of the Issuer have been indefeasibly paid in full and the Transaction Documents have terminated in accordance with their terms, and (ii) such time as all Guaranteed Obligations are duly performed and indefeasibly paid and satisfied in full, provided, that this Agreement and the Parent Support Provider’s obligations hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time payment of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Covered Entity as though such payment had not been made or other satisfaction occurred, whether or not any of the Beneficiaries (or their respective assigns) are in possession of this Agreement.  No invalidity, irregularity or unenforceability by reason of the bankruptcy, insolvency, reorganization or other similar Laws, or any other Law or order of any Governmental Authority thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, be a defense to or claim against the obligations of the Parent Support Provider under this Agreement.
(b)      This Agreement shall survive the insolvency of any Covered Entity, any Beneficiary or any other Person and the commencement of any case or proceeding by or against any Covered Entity or any other Person under any bankruptcy, insolvency, reorganization or other similar Law.  No automatic stay under any bankruptcy, insolvency, reorganization or other similar Law with respect to any Covered Entity or any other Person shall postpone the obligations of the Parent Support Provider under this Agreement.
Section 7.      Set-off.  Each Beneficiary (and its assigns) is hereby authorized by the Parent Support Provider at any time and from time to time, without notice to the Parent Support Provider (any such notice being expressly waived by the Parent Support Provider) and to the fullest extent permitted by Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) and other sums at any time held by, and other indebtedness at any time owing to, any such Beneficiary to or for the credit to the account of the Parent Support Provider, against any and all Guaranteed Obligations of the Parent Support Provider, now or hereafter existing under this Agreement.
Section 8.      Entire Agreement; Severability; No Party Deemed Drafter.  This Agreement and the other Transaction Documents referenced herein constitute the entire agreement of the parties hereto with respect to the matters set forth herein.  The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by Law or any other agreement, and this Agreement shall be in addition to any other guaranty of or security for any of the Guaranteed Obligations.  The provisions of this Agreement are severable, and in any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any bankruptcy, insolvency, reorganization or other similar Law, if the obligations of the Parent Support Provider hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Parent Support Provider’s liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by the Parent Support Provider or any Beneficiary, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding.  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Each of the parties hereto hereby agrees that no party hereto shall be deemed to be the drafter of this Agreement.
Section 9.      Expenses.  The Parent Support Provider agrees to pay on demand to the extent not otherwise paid under the Indenture:
(a)      all reasonable costs and expenses incurred by any Beneficiary in connection with the negotiation, preparation, execution and delivery of this Agreement and any amendment, restatement or supplement of, or consent or waivers under, this Agreement (whether or not consummated), enforcement of, or any actual or claimed breach of, or claim under, this Agreement, including the fees and expenses of counsel incurred in connection therewith and all accountants’, auditors’, consultants’ and other agents’ fees and expenses incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under this Agreement; and
(b)      all stamp or documentary taxes or any other excise or property taxes, charges or similar levies payable in connection with the execution and delivery of this Agreement, if such taxes are imposed by the United States (or any state or political subdivision thereof).
Section 10.      Addresses for Notices.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile and email communication) and shall be personally delivered or sent by express mail or nationally recognized overnight courier or by certified mail, first class postage prepaid, or by facsimile, to the intended party at the address, facsimile number or email address of such party set forth in Schedule B to the Transfer and Servicing Agreement, which address the party may change by notifying the other parties hereto.  All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received and (b) if transmitted by facsimile or email, when sent, receipt confirmed by telephonic or electronic means.
Section 11.      No Petition.  The Parent Support Provider agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of (a) all securities issued by the Depositor or by a trust for which the Depositor was a depositor or (b) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against, (i) the Depositor or (ii) the Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar Law.  This Section 11 will survive the termination of this Agreement.
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IN WITNESS WHEREOF, the Parent Support Provider has executed this Agreement as of the date first written above.
VERIZON COMMUNICATIONS INC.

By:     ____________________________________________________
        Name:
        Title:

ACCEPTED AND ACKNOWLEDGED, as of the date first written above.

VERIZON ABS LLC,
as Depositor

By:_____________________________
        Name:
        Title:

VERIZON OWNER TRUST 2019-B,
as Issuer

By: Wilmington Trust, National Association, not in its individual capacity, but solely as Owner Trustee of the Issuer

By:_____________________________
        Name:
        Title:

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture Trustee

By:_____________________________
        Name:
        Title: